Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies gross profit)

3 Month Rolling Average (%)

	2003	2004	2005	2006	2007	2008
January	51.1	50.7	49.0	48.2	39.1	38.1
February	51.2	50.1	49.4	47.5	38.4	36.4
March	51.0	50.1	48.0	47.2	38.8	37.3
April	50.7	49.7	48.2	46.8	39.6
May	49.9	49.3	47.5	46.6	39.6
June	49.5	48.9	46.9	45.5	38.2
July	49.6	48.8	46.6	42.3	39.3
August	50.1	48.4	47.2	39.6	39.0
September	49.8	47.8	47.2	38.4	39.6
October	49.6	47.9	47.4	38.7	39.0
November	50.1	47.6	47.5	39.9	39.8
December	50.4	49.4	48.5	40.3	39.3

12 Month Rolling Average (%)

	2003	2004	2005	2006	2007	2008
January	51.1	50.1	48.8	47.6	41.0	39.0
February	51.0	50.1	48.7	47.4	40.5	38.7
March	51.0	50.0	48.5	47.4	40.2	38.6
April	50.8	49.9	48.5	47.2	39.8
May	50.5	49.9	48.2	47.2	39.4
June	50.6	49.8	48.0	46.9	38.9
July	50.5	49.7	47.9	45.7	39.2
August	50.5	49.5	47.9	44.5	39.2
September	50.4	49.3	47.8	43.7	39.2
October	50.2	49.2	47.7	43.0	39.3
November	50.3	48.8	47.9	42.4	39.2
December	50.2	49.0	47.6	41.9	39.0